Exhibit 99.1

AVROBIO Announces New Positive Clinical Data and Outlines Clinical Development Plan Following Regulatory Discussions for its Gaucher Disease Gene Therapy

New compelling clinical data from first-ever Gaucher disease type 3 (GD3) patient and four Gaucher disease type 1 (GD1) patients dosed with investigational AVR-RD-02

Data from first pediatric GD3 patient, the more severe, progressive form of Gaucher disease, show biochemical correction and improvement in major refractory element of disease 15 months post gene therapy

Data from first four adult patients dosed in GD1 clinical trial show important reductions below baseline ERT levels in liver and spleen volume up to two years post gene therapy

Following positive feedback from FDA and MHRA, registrational, global Phase 2/3 clinical trial for GD3 planned for second half 2023

AVROBIO believes plato® gene therapy platform is late-stage ready with no major CMC changes anticipated

Gaucher Disease Program Update to be webcast today starting at 8 a.m. ET

CAMBRIDGE, Mass.--(BUSINESS WIRE)—Dec. 7, 2022-- AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company working to free people from a lifetime of genetic disease, today announced new interim pharmacokinetic, pharmacodynamic and clinical efficacy data, showing stabilization or reversal of multiple clinically relevant measures in five patients with Gaucher disease after they received a single dose of AVR-RD-02, an investigational hematopoietic stem cell (HSC) gene therapy. In addition, following positive discussions with regulators, AVROBIO plans to initiate a global, registrational Phase 2/3 clinical trial in Gaucher disease type 3 (GD3) in the second half of 2023.

Gaucher disease is the largest, most common lysosomal disorder. Even on enzyme replacement therapy (ERT) – the current standard of care – people with Gaucher disease type 1 (GD1) typically have a shortened life expectancy and may experience debilitating symptoms that significantly reduce their quality of life. GD3 is a more severe, progressive form of Gaucher disease, which presents with more widespread systemic manifestations, typically refractory to standard of care treatment, as well as neurological signs and symptoms.

“We are thrilled to share new, compelling data from patients impacted across the spectrum of Gaucher disease, the most common lysosomal disorder. This includes what we believe to be transformational data from the first pediatric GD3 patient treated with an HSC gene therapy, showing complete biochemical correction, which means both enzyme activity and substrate levels have normalized post gene therapy. This pharmacodynamic efficacy equates with improvements in major refractory elements of disease for this patient, something the child has never experienced on current standard of care,” said Essra Ridha, M.D., MRCP, FFPM, chief medical officer at AVROBIO. “Following constructive regulatory conversations, including with FDA, we are now focused on initiating a randomized controlled, Phase 2/3 clinical trial for GD3 next year, the first such trial for a gene therapy, to further evaluate the benefit-risk profile of AVR-RD-02 in a clinical trial setting.”

“Additionally, today’s interim data from the ongoing Guard1 clinical trial, our Phase 1/2 trial for GD1, reinforce the potential clinical impact of HSC gene therapy in this subset of Gaucher disease, with the first patient dosed now two years post gene therapy. In our previous update, we shared favorable data across clinical biomarkers – today, we’re pleased to share new interim data showing not only sustained pharmacodynamic efficacy, but also some clinically significant reductions in liver and spleen volume, demonstrating that our gene therapy is having an impact above and beyond the standard of care baseline measures,” said Ridha. “We believe our current GD1 and planned GD3 clinical trials combined will create a robust data set that will further the development of this investigational gene therapy and move us ever closer to bringing a potential one-time treatment option to people living with Gaucher disease.”

AVR-RD-02 for GD3: First pediatric patient dosed with investigational AVR-RD-02

•	An 11-year-old patient was dosed at the University of Manchester, U.K., on a named patient basis

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Fifteen months post gene therapy, the patient has normalized peripheral glucocerebrosidase (GCase) enzyme activity and plasma chitotriosidase, a marker of activated macrophages, and remains off enzyme replacement therapy (ERT) and substrate reduction therapy (SRT)

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Patient’s albumin levels increased 33% eight months post gene therapy, reflecting improvements in lymphadenopathy and enteropathy. This patient was previously refractory to maximal and multimodal medical therapy, including ERT, SRT, enteral steroids, dietary restrictions and intermittent albumin infusions

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Additionally, the patient did not develop any new lesions on MRI assessments post gene therapy, on a background of rapidly developing lesions, and had no clinically detectable change in neurological status or new neurological manifestations 15 months post gene therapy

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Safety data from this patient indicate no adverse events (AEs) related to drug product. All AEs observed were related to myeloablative conditioning, stem cell mobilization, underlying disease or pre-existing conditions

AVR-RD-02 for GD1: Clinically meaningful reductions in organomegaly and improvements from baseline ERT levels in plasma lyso-Gb1 and chitotriosidase activity

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All four adult GD1 patients in the Guard1 clinical trial who have been infused with investigational AVR-RD-02 to date saw sustained engraftment with vector copy numbers (VCN) between 0.54 to 0.86 per diploid genome 14 weeks to two years post gene therapy, and reconstitution of GCase enzyme activity both in plasma and peripheral blood leukocytes within the normal range

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Glucosylsphingosine (lyso-Gb1) decreased 21% to 70% (21%, 21%, 30% and 70%, respectively) below ERT baseline levels for all four patients 12 weeks to two years post gene therapy. A downstream metabolic product of glucocerebroside, lyso-Gb1, is considered a sensitive and specific biomarker used for disease monitoring

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The metabolite chitotriosidase was reduced in the two patients with evaluable samples to date, reflecting a reduction in macrophage activation and inflammation. Patient 1's chitotriosidase level has almost completely normalized, declining from a high of 145.8 µmol/L/h prior to gene therapy treatment to 42.4 µmol/L/h (≤38.1 µmol/L/h is considered normal range) two years post gene therapy. Patient 2, who was in the normal range before gene therapy treatment, still decreased from 24.3 µmol/L/h at baseline to 19.2 µmol/L/h at week 52

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Importantly, three of the four patients dosed demonstrate a reduction in liver and spleen volume below their own ERT baseline. Patient 4 is not yet out far enough post gene therapy to be scanned for liver or spleen volume

o	Patient 1 data showed a clinically significant 24% reduction in liver volume at 104 weeks post gene therapy (patient underwent a splenectomy during childhood)

o	Patient 2 data showed a clinically significant 11% reduction in liver volume and 23% reduction in spleen volume at 52 weeks post gene therapy

o	Patient 3 data showed a 4% reduction in liver volume and a 19% reduction in spleen volume, at 26 weeks post gene therapy

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Safety data from the four patients dosed to date indicate no AEs related to drug product. All AEs observed were related to myeloablative conditioning, stem cell mobilization, underlying disease or pre-existing conditions. The majority of AEs were mild or moderate and resolved without clinical sequelae. Additionally, hemoglobin and platelet levels, a core feature of successful Gaucher disease treatment, remain in normal range following gene therapy

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The ongoing Guard1 clinical trial (NCT04145037) is a multinational, open-label study to assess the safety and efficacy of investigational AVR-RD-02 in approximately eight to 16 participants (male or female) who are ≥18 and ≤50 years of age with a confirmed diagnosis of GD1

Planning first ever, randomized controlled clinical trial for GD3 in 2023

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AVROBIO plans to initiate a Phase 2/3 pediatric clinical trial for investigational AVR-RD-02 in GD3 in the second half of 2023, following constructive meetings with the U.S. Food and Drug Administration (FDA) and U.K. Medicines and Healthcare products Regulatory Agency (MHRA)

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Global, open label, parallel-arm and randomized controlled clinical trial designed to evaluate the efficacy and safety of investigational AVR-RD-02. The trial is expected to include approximately 40 GD3 participants (male or female) who will be randomized 1:1 to receive HSC gene therapy or continue to receive standard of care ERT. Following the observation period, eligible participants who received ERT can cross over into the active arm and receive HSC gene therapy

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Planned primary efficacy endpoint is a novel, multi-domain endpoint to reflect the systemic and heterogeneous nature of Gaucher disease, including ataxia (impaired coordination), breathing ability and liver and spleen volume. A key secondary efficacy measure will examine substrate levels in cerebrospinal fluid (CSF), which reflects the impact of the HSC gene therapy in the central nervous system

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Overall, data from both the Guard1 and planned global Phase 2/3 GD3 clinical trials are expected to further development of this investigational gene therapy, leveraging the similar underlying pathophysiology for both types of Gaucher disease.

“AVROBIO is transitioning into a late-stage company in 2023, targeting indications with large, pre-identified patient populations and with attractive commercial opportunities,” added AVROBIO President and Chief Executive Officer Geoff MacKay. “We look forward to this next stage in our journey, as we continue to work every day toward our shared purpose of freeing patients from a lifetime of genetic disease.”

AVROBIO believes its plato® gene therapy platform is late stage-trial ready, with no major CMC changes anticipated plato®, AVROBIO’s end-to-end solution covering vector design and production, drug product manufacturing and analytics, has received feedback from multiple regulatory agencies and no major chemistry, manufacturing and controls (CMC) changes are anticipated as the company enters late-stage clinical trials.

New data showed consistent quality attributes across the Gaucher disease drug product, including purity, percent transduction, VCN, as well as potency. Additionally, the company reinforced its commitment to vector safety and showcased favorable data on the combined use of two state-of-the-art assays to evaluate the genotoxicity risk of integrating vectors used in HSC gene therapy prior to clinical use.

Gaucher Disease Program Update webcast information

A live webcast of the Virtual Gaucher Disease Program Update and accompanying slides will be available under “Events and Presentations” in the Investors section of the company’s website at www.avrobio.com. An archived webcast recording of the event will be available on the website for approximately 30 days.

About Gaucher disease

Gaucher disease is a rare, inherited lysosomal disorder characterized by the toxic accumulation of glucosylceramide (GlcCer) and glucosylsphingosine (GlcSph) in macrophages. Macrophages enlarged with these fatty substances are called Gaucher cells which amass primarily in the spleen, liver and bone marrow. This results in a variety of potential symptoms, including grossly enlarged liver and spleen, bone issues, fatigue, low hemoglobin levels and platelet counts and an adjusted lifetime relative risk of developing Parkinson's disease that may be more than 20 times greater than the general population. Even on enzyme replacement therapy (ERT) – the current standard of care – people with Gaucher disease typically have a shortened life expectancy and may experience debilitating symptoms that significantly reduce their quality of life.

About AVROBIO

Our vision is to bring personalized gene therapy to the world. We target the root cause of genetic disease by introducing a functional copy of the affected gene into patients’ own hematopoietic stem cells (HSCs), with the goal of durably expressing the therapeutic protein throughout the body, including the central nervous system. Our first-in-class pipeline includes clinical programs for Gaucher disease and cystinosis, as well as preclinical programs for Hunter syndrome and Pompe disease. Our proprietary plato® gene therapy platform is scalable for planned global commercialization. We are headquartered in Cambridge, Mass. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our preclinical and clinical product candidates, including AVR-RD-02 for the treatment of Gaucher disease, including its use in a compassionate use or named patient setting, the design, commencement, enrollment and timing of planned clinical trials, our plans and expectations with respect to the development of our clinical and preclinical product candidates, including timing, design, and initiation of our potential clinical and registration trials and anticipated interactions and expectations with regulatory agencies, the timing of anticipated clinical and regulatory updates, the timing of patient recruitment and enrollment activities, preclinical, compassionate use or clinical trial results, product approvals and regulatory pathways, anticipated benefits of our gene therapy platform including potential impact on our commercialization activities, timing and likelihood of success, the expected benefits and results of our implementation of manufacturing technology, including the implementation of our plato® platform in our clinical trials and gene therapy programs including its late-stage readiness, and the expected safety profile of our preclinical and investigational gene therapies. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey
Westwicke, an ICR Company
339-970-2843
chris.brinzey@westwicke.com

Media Contact:
Kit Rodophele
Ten Bridge Communications
617-999-9620
krodophele@tenbridgecommunications.com